                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                    FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                                  COMCAM, INC.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)


            DELAWARE                                   98-0208402
  -----------------------------           ----------------------------------
 (State or other jurisdiction of         (I.R.S. Employer Identification No.)
  incorporation or organization)


       1140 McDermott Drive, Suite 200, West Chester, Pennsylvania 19380
       -----------------------------------------------------------------
                   (Address of principal executive offices)


                     The 2002 Benefit Plan of ComCam, Inc.
                     -------------------------------------
                           (Full title of the plan)


The Company Corporation, 400-2711 Centerville Road, Wilmington, Delaware 19808
------------------------------------------------------------------------------
           (Name, address, including zip code, of agent for service)


 Telephone number, including area code, of agent for service: (302) 636-5440
                                                              --------------


                                 CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------
Title of Securities to be   Amounts      Proposed             Proposed Maximum     Amount of
Registered                  to be        Maximum              Aggregate Offering   Registration
                            Registered   Offering Price Per   Price                Fee
                                         Share(1)
-----------------------------------------------------------------------------------------------

Common Stock                1,500,000    $0.70                $1,050,000           $96.60
-----------------------------------------------------------------------------------------------

(1) Bona fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of September 24, 2002, a date within five business days prior to the date of filing of this registration statement.




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

                                    PART I
            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                    THE 2002 BENEFIT PLAN OF COMCAM, INC.
                CROSS-REFERENCE SHEET PURSUANT TO RULE 404(a)

Cross-reference between items of Part I of Form S-8 and the Section 10(a) prospectus that will be delivered to each employee, consultant, or director who participates in the 2002 Benefit Plan of ComCam, Inc.

Registration Statement Item Numbers and Headings       Prospectus Heading
------------------------------------------------      ------------------

1.   2002 Benefit Plan Information                   Section 10(a) Prospectus

2.   Registrant Information and                       Section 10(a) Prospectus
     Employee Plan Annual Information


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by ComCam, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

1. The Company's annual report on Form 10-KSB/A for the fiscal year ended February 28, 2002

2. All reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended February 28, 2002.

3. The Company's Form 10-SB registration statement filed on July 20, 1999 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Prior to the filing, if any, of a post-effective amendment, that indicates that all securities covered by this registration statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

The common stock of the Company being registered pursuant to this registration statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in the Company's initial Form 10-SB registration statement filed with the Commission on July 20, 1999, and is incorporated herein by reference. (See "Item 3. Incorporation of Documents by Reference.")

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert is named as preparing or certifying all or part of the registration statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having given an opinion on the validity of the securities being registered hereby was hired on a contingent basis or has or is to receive, in connection with this registration, a substantial interest, direct or indirect, in the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonable entitled to indemnity for such expenses.

Article XIII of the Company's Certificate of Incorporation provides:

"No director of the Corporation shall have liability to the Corporation or to its stockholders or to other security holders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provisions shall not eliminate or limit the liability of a director to the Corporation or to its shareholders or other security holders for monetary damages for: (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders or other security holders; (ii) acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of the law by such director; (iii) acts by such director as specified by the Delaware Corporation Law; or (iv) any transaction from which such director derived an improper personal benefit.

No officer or director shall be personally liable for any injury to person or property arising out of a tort committed by an employee of the Corporation unless such officer or director was personally involved in the situation giving rise to the injury or unless such officer or director committed a criminal offense. The protection afforded in the preceding sentence shall not restrict other common law protections and rights that an officer or director may have.



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

The word "director" shall include at least the following, unless limited by Delaware law: an individual who is or was a director of the Corporation and an individual who, while a director of a Corporation is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. A director shall be considered to be serving under an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. To the extent allowed by Delaware law, the word "director" shall also include the heirs and personal representatives of all directors.

This Corporation shall be empowered to indemnify its officers and directors to the fullest extent provided by law, including but not limited to the provisions set forth in the Delaware Corporation Law, or any successor provision."

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

No restricted securities are being reoffered or resold pursuant to this registration statement.

ITEM 8.  EXHIBITS

The exhibits attached to this registration statement are listed in the Exhibit Index, which is found on page 7.

ITEM 9.  UNDERTAKINGS

(a)   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) To treat, for the purpose of determining any liability under the Securities Act of 1933 as amended (the "Securities Act"), each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



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

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.






                    [THIS SPACE INTENTIONALLY LEFT BLANK]







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

                                 SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Pennsylvania on September 24, 2002.

                               ComCam, Inc.


                               By: /s/ Don Gilbreath
                                  ___________________________________
                                   Don Gilbreath, as President and
                                         Chief Financial Officer


                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Don Gilbreath, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the following persons, in their respective capacities, have signed this registration statement on the date indicated.

Signature                 Title                       Date
---------                 -----                       ----


 /s/ Don Gilbreath
____________________      President, Director         September 24, 2002
Don Gilbreath


 /s/ Ross Wilmot
____________________      Secretary, Director         September 24, 2002
Ross Wilmot


 /s/ Robert Betty
____________________      Director                    September 24, 2002
Robert Betty


 /s/ Nadir Walji
____________________      Director                    September 24, 2002
Nadir Walji

                               INDEX TO EXHIBITS




Commission Ref. No. Description of Exhibit                       Page
------------------- ----------------------                       ----
Exhibits
--------

4                   The 2002 Benefit Plan of ComCam, Inc.        8

5, 23.2             Opinion and Consent of Counsel with          11
                    respect to the legality of the issuance
                    of securities pursuant to S-8
                    registration statement

23.1                Consent of Accountant                        14












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